                                                               EXHIBIT (11)(A)

                        INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Post-Effective Amendment No. 59 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File
No. 33-572) on behalf of EV Classic National Municipals Fund of our report dated October 27, 1995 relating to EV Classic National Municipals Fund, and of our report dated October 27, 1995 relating to National Municipals Portfolio, which reports are included in the Annual Report to Shareholders for the year ended September 30, 1995 which is incorporated by reference in the Statement of Additional Information.

    We also consent to the reference to our Firm under the heading "The Fund's Financial Highlights" in the Prospectus and under the captions "Independent Certified Public Accountants" and "Financial Statements" in the Statement of Additional Information of the Registration Statement.

                                                          DELOITTE & TOUCHE LLP
January 26, 1996
Boston, Massachusetts